Exhibit T3A.2.94

State of Delaware Secretary of State Division of Corporations Delivered 07:42 PM 06/15/2007 FILED 07:05 PM 06/15/2007 SRV 070717664 - 4372418 FILE

CERTIFICATE OF INCORPORATION

OF

ENVISION PHARMACEUTICAL HOLDINGS INC.

PURSUANT TO SECTION 102 OF THE DELAWARE

GENERAL CORPORATION LAW

ENVISION PHARMACEUTICAL HOLDINGS INC., a corporation organized and existing under the laws of the General Corporation Law of the State of Delaware (the “GCL”), by its sole incorporator, hereby certifies as follows:

FIRST: The name of the corporation is Envision Pharmaceutical Holdings Inc. (the “Corporation”).

SECOND: The name of its registered agent is The Corporation Trust Company. The registered office of the Corporation is to be located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the GCL.

FOURTH: The total number of shares of stock that the Corporation shall have authority to issue is Two Hundred Thousand (200,000) shares, all of which shall be Common Stock, $.001 par value.

FIFTH: The name and mailing address of the sole incorporator of the Corporation are as follows:

Name	Address
Jennifer Hardy	Baker & Hostetler LLP
3200 National City Center 1900 East 9th Street
Cleveland, OH 44114-3485

SIXTH: The Board of Directors is authorized to make, alter or repeal the By-laws of the Corporation.

SEVENTH: Any one or more directors may be removed, with or without cause, by the vote or written consent of the holders of a majority of the issued and outstanding shares of stock of the Corporation entitled to be voted at an election of directors.

EIGHTH: Meetings of stockholders shall be held at such place, within or without the State of Delaware, as may be designated by or in the manner provided in the By-laws of the Corporation, or, if not so designated, at the registered office of the Corporation in the State of Delaware. Elections of directors need not be by written ballot unless and to the extent that the By-laws so provide.

NINTH: The Corporation reserves the right to amend, alter or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights of stockholders herein are subject to this reservation.

TENTH: A director of this Corporation shall not be personally liable to this Corporation or its shareholders for monetary damages for a breach of the director’s fiduciary duty, except in the event of any of the following:

(a)	A breach of the director’s duty of loyalty to the Corporation or its shareholders;

(b)	Acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

(c)	A violation of Section 174 of the General Corporation Law of the State of Delaware; and

(d)	A transaction from which the director derived an improper personal benefit.

ELEVENTH: Each person who is or was or had agreed to become a director or officer of the Corporation, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the Corporation as an employee or agent of the Corporation or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by the Corporation to the full extent permitted by the General Corporation Law of the State of Delaware or any other applicable laws as presently or hereafter in effect. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article Eleventh. Any repeal or modification of this Article Eleventh shall not adversely affect any right or protection existing hereunder immediately prior to such repeal or modification.

IN WITNESS WHEREOF, the undersigned, being the sole incorporator above named for the purpose of forming a corporation pursuant to the GCL of the State of Delaware, has signed this instrument the 15th day of June, 2007

/s/ Jennifer Hardy
Jennifer Hardy, Sole Incorporator

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:45 AM 07/23/2010
FILED 11:45 AM 07/23/2010
SRV 100768629 - 4372418 FILE

STATE OF DELAWARE

CERTIFICATE OF CHANGE

OF REGISTERED AGENT AND/OR

REGISTERED OFFICE

The Board of Directors of Envision Pharmaceutical Holdings Inc., a Delaware Corporation, on this 21st day of July, A.D. 2010, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is 160 Greentree Drive, Suite 101 Street, in the City of Dover, County of Kent, Zip Code 19904.

The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served, is National Registered Agents, Inc.

The Corporation does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer, the 21st day of July, AD., 2010.

By:	/s/ Eugene P. Sameuls
Authorized Officer

Name:	Eugene P. Sameuls, JD, MBA
Print or Type

Title:	Secretary

State of Delaware Secretary of State Division of Corporations Delivered 12:47 PM 02/22/2011 FILED 12:39 PM 02/22/2011 SRV 110189550 – 4372418 FILE

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
ENVISION PHARMACEUTICAL HOLDINGS INC.

Envision Pharmaceutical Holdings Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the “DGCL”).

DOES HEREBY CERTIFY:

FIRST:  That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that the Certificate of Incorporation of Envision Pharmaceutical Holdings Inc. be amended by changing the Fourth Article thereof so that, as amended, said Article shall be and read as follows:

The total number of shares of stock that the Corporation shall have authority to issue is Three Million (3,000,000) shares, and the number of shares of each class and the par value of each share of each class are as follows:

Name of class	Number of Shares	Par Value Per Share
Class A Voting Common Stock	2,000,000	$.001
Class B Nonvoting Common Stock	1,000,000	$.001

FURTHER RESOLVED, This Certificate of Amendment of the Certificate of Incorporation shall become effective at 5:00 P.M. Eastern Time on the date of the filing of this Certificate of Amendment of the Certificate of Incorporation in accordance with the DGCL (such time of effectiveness, the “Effective Time”). Upon the Effective Time, each share of each class of Common Stock issued and outstanding immediately prior to the Effective Time will be automatically reclassified as and converted into 10 shares of Class A Voting Common Stock. Any stock certificate that, immediately prior to the Effective Time represented shares of Common Stock will, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of shares of Class A Voting Common Stock into which the shares of Common Stock represented by such certificate shall have been reclassified and converted as herein provided. For clarity, the total number of shares of stock that the Corporation shall have authority to issue, taking into consideration the reclassification and conversion contemplated by this paragraph, shall be Three Million (3,000,000) shares.

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by James J. Mindala, its Chairman of the board, this 21st day of February, 2011.

ENVISION PHARMACEUTICAL HOLDINGS INC.

By:	/s/ James J. Mindala
Name:	James J. Mindala
Title:	Chairman of the Board

State of Delaware
Secretary of state
Division of Corporations
Delivered 11:19 AM 10/29/2013
FILED 11:19 AM 10/29/2013
SRV 131244831 - 4372418 FILE

STATE OF DELAWARE CERTIFICATE OF CONVERSION FROM A CORPORATION TO

A LIMITED LIABILITY COMPANY PURSUANT TO SECTION 18-214 OF THE LIMITED

LIABILITY COMPANY ACT AND SECTION 266 OF THE DELAWARE GENERAL

CORPORATION LAW

1.	The jurisdiction where Envision Pharmaceutical Holdings Inc., a Delaware corporation (the “Corporation”), was incorporated is Delaware.

2.	The date the Corporation filed its original certificate of incorporation with the Secretary of State of the State of Delaware was June 15, 2007.

3.	The name of the Corporation under which it was originally incorporated was Envision Pharmaceutical Holdings Inc.

4.	The name of the Corporation immediately prior to filing this Certificate is Envision Pharmaceutical Holdings Inc.

5.	The name of the Limited Liability Company as set forth in the Certificate of Formation is Envision Pharmaceutical Holdings LLC (the “Limited Liability Company”).

6.	The conversion of the Corporation into the Limited Liability Company has been approved in accordance with the provisions of Section 266 of the Delaware General Corporation Law.

7.	This Certificate of Conversion shall become effective as of 12:01 a.m. on the 4th day of November, 2013.

IN WITNESS WHEREOF, the undersigned being duly authorized to sign on behalf of the converting Corporation has executed this Certificate on this 28th day of October, 2013.

By:	/s/ Kimberly S. Kirkbride
Name:	Kimberly S. Kirkbride
Title:	Controller and Treasurer

State of Delaware
Secretary of State
Division of Corporations
Delivered 11 : 19 AM 10/29/2013
Filed 11 : 19 AM 10/29/2013
SRV 131244831 – 4372418 FILE

CERTIFICATE OF FORMATION

OF

ENVISION PHARMACEUTICAL HOLDINGS LLC

This Certificate of Formation of Envision Pharmaceutical Holdings LLC (the “LLC”), dated as of October 28, 2013, is being duly executed and filed by Thomas J. Welsh, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. §18-101, et seq.).

First. The name of the limited liability company formed hereby is Envision Pharmaceutical Holdings LLC.

Second. The address of the registered office of the LLC in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801, New Castle County.

Third. The name of the registered agent for service of process on the LLC in the State of Delaware is The Corporation Trust Company and its address is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801, New Castle County.

Fourth. This Certificate of Formation shall become effective as of 12:01 a.m. on the 4th day of November, 2013.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first written above.

/s/ Kimberly S. Kirkbride
Kimberly S. Kirkbride, authorized person

State of Delaware Secretary of State Division of Corporations Delivered 10:24 AM 11/12/2014 FILED 10:22 AM 11/12/2014 SRV 141397538 – 4372418 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT CHANGING ONLY THE

REGISTERED OFFICE OR REGISTERED AGENT OF A

LIMITED LIABILITY COMPANY

The limited liability company organized and exisiting under the Limited Liability company Act of the State of Delaware, hereby certifies as follows:

1.            The name of the limited liability company is Envision Pharmaceutical Holdings LLC.

2.            The Registered Office of the limited liability company in the State of Delaware is changed to 160 Greentree Drive, Suite 101 (street), in the City of Dover, Zip Code 19904. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is National  Registered Agents, Inc.

By:	/s/ Michael P. DeMinico
Authorized Person

Name:	Michael P. DeMinico, Sr. VP, General Counsel and Secretary
Print or Type

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “ELIXIR HOLDINGS, LLC”, CHANGING ITS NAME FROM “ELIXIR HOLDINGS, LLC” TO “EX HOLDCO, LLC”, FILED IN THIS OFFICE ON THE TWENTY-SECOND DAY OF FEBRUARY, A.D. 2024, AT 5:36 O`CLOCK P.M.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State

4372418 8100 SR# 20240641305	[SEAL]	Authentication: 202876391 Date: 02-23-24

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:36 PM 02/22/2024
FILED 05:36 PM 02/22/2024
SR 20240641305 – File Number 4372418

CERTIFICATE OF AMENDMENT TO THE

CERTIFICATE OF FORMATION OF

ELIXIR HOLDINGS, LLC

*******

In accordance with the provisions of § 18-202 of the

Limited Liability Company Act of the State of Delaware

*******

Susan G. Lowell, being an Authorized Person of Elixir Holdings, LLC, a Delaware limited liability company, does hereby certify as follows:

FIRST

The name of the limited liability company is Elixir Holdings, LLC (the “Company”).

SECOND

Article First of the Certificate of Formation of the Company is hereby deleted in its entirety and amended and restated to read as follows:

FIRST: The name of the limited liablity company formed hereby is “Ex Holdco, LLC.”

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Certificate of Formation on this 16th day of February, 2024.

/s/ Susan G. Lowell
Name:	Susan G. Lowell
Its:	Authorized Person